EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES APRIL CASH DISTRIBUTION

Dallas, Texas, April 19, 2005 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.225121 per unit, payable on May 13, 2005, to unitholders of record on April 29, 2005. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	21,500	199,000	$43.49	$6.79
Prior Month	21,700	197,000	$43.00	$7.12

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free - 877/228-5084 www.crosstimberstrust.com